Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 6, 2007, relating to the financial statements of BlackRock Kelso Capital Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York

January 14, 2008